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                                                                      EXHIBIT 21

                            INTRANET SOLUTIONS, INC.

                                  SUBSIDIARIES

                                                                JURISDICTION      OWNERSHIP
SUBSIDIARY                                                    OF INCORPORATION    PERCENTAGE
----------                                                    ----------------    ----------
InfoAccess, Inc.............................................    Washington           100%
IntraNet Distribution Group, Inc............................     Minnesota           100%
IntraNet Integration Group, Inc.............................     Minnesota           100%
IntraNet Solutions BV.......................................    Netherlands          100%
IntraNet Solutions Chicago, Inc.............................     Illinois            100%
IntraNet Solutions Kansas City, Inc.........................     Missouri            100%
Intranet Solutions International, LTD.......................  United Kingdom         100%